Exhibit (a)(24)

TRUSTEE AUTHORIZATION TO ESTABLISH

A NEW SHARE CLASS FOR AND REDESIGNATE CERTAIN

SERIES OF THE TIAA-CREF FUNDS

In accordance with Section 4.9.2 of the Declaration of Trust of the TIAA-CREF Funds (the “Trust”), dated April 15, 1999, as amended, and the approval of the Trust’s Board of Trustees at its May 8, 2018 meeting, the undersigned Trustees of the Trust hereby:

(1)	establish a new share class, designated as Class W, that shall be issued by the following series of the Trust:

Equity Funds	Fixed-Income Funds
TIAA-CREF Emerging Markets Equity Fund	TIAA-CREF Bond Fund
TIAA-CREF Emerging Markets Equity Index Fund	TIAA-CREF Bond Index Fund
TIAA-CREF Enhanced International Equity Index Fund	TIAA-CREF Bond Plus Fund
TIAA-CREF Enhanced Large-Cap Growth Index Fund	TIAA-CREF Emerging Markets Debt Fund
TIAA-CREF Enhanced Large-Cap Value Index Fund	TIAA-CREF High-Yield Fund
TIAA-CREF Equity Index Fund	TIAA-CREF Inflation-Linked Bond Fund
TIAA-CREF Growth & Income Fund	TIAA-CREF International Bond Fund
TIAA-CREF International Equity Fund	TIAA-CREF Money Market Fund
TIAA-CREF International Equity Index Fund	TIAA-CREF Short-Term Bond Fund
TIAA-CREF International Opportunities Fund	TIAA-CREF Short-Term Bond Index Fund
TIAA-CREF International Small-Cap Equity Fund
TIAA-CREF Large-Cap Growth Fund
TIAA-CREF Large-Cap Growth Index Fund
TIAA-CREF Large-Cap Value Fund
TIAA-CREF Large-Cap Value Index Fund
TIAA-CREF Small-Cap Equity Fund
TIAA-CREF Small-Cap Blend Index Fund
TIAA-CREF Small/Mid-Cap Equity Fund
TIAA-CREF S&P 500 Index Fund

(2)	approve the redesignation of certain previously-authorized series of the Trust as follows, effective August 1, 2018:

Existing Name	New Name
TIAA-CREF Enhanced International Equity Index Fund	TIAA-CREF Quant International Equity Fund
TIAA-CREF Enhanced Large-Cap Growth Index Fund	TIAA-CREF Quant Large-Cap Growth Fund
TIAA-CREF Enhanced Large-Cap Value Index Fund	TIAA-CREF Quant Large-Cap Value Fund
TIAA-CREF International Small-Cap Equity Fund	TIAA-CREF Quant International Small-Cap Equity Fund
TIAA-CREF Small-Cap Equity Fund	TIAA-CREF Quant Small-Cap Equity Fund
TIAA-CREF Small/Mid-Cap Equity Fund	TIAA-CREF Quant Small/Mid-Cap Equity Fund
TIAA-CREF Tax-Exempt Bond Fund	TIAA-CREF 5-15 Year Laddered Tax-Exempt Bond Fund

IN WITNESS WHEREOF, the Trustees of the Trust have executed this instrument the 8th day of May, 2018

/s/ Forrest Berkley	/s/ Thomas J. Kenny
Forrest Berkley	Thomas J. Kenny

/s/ Janice C. Eberly	/s/ Bridget A. Macaskill
Janice C. Eberly	Bridget A. Macaskill

/s/ Nancy A. Eckl	/s/James M. Poterba
Nancy A. Eckl	James M. Poterba

/s/ Michael A. Forrester	/s/ Maceo K. Sloan
Michael A. Forrester	Maceo K. Sloan

/s/ Howell E. Jackson	/s/ Laura T. Starks
Howell E. Jackson	Laura T. Starks